AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2006

REGISTRATION NO. 333 - 112707

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TENFOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	7371	83-0302610
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

698 WEST 10000 SOUTH

SOUTH JORDAN, UTAH 84095

TELEPHONE (801) 495-1010

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert P. Hughes

Chief Financial Officer and Chief of Staff

TenFold Corporation

698 West 10000 South

South Jordan, Utah 84095

Telephone (801) 495-1010

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:

Robert B. Knauss, Esq.

Brett J. Rodda, Esq.

Munger, Tolles & Olson LLP

355 South Grand Avenue

35th Floor

Los Angeles, CA 90071

Telephone No.: (213) 683-9100

Telecopier No.: (213) 687-3702

EXPLANATORY NOTE

The sole purpose of this amendment is to remove from registration shares of common stock remaining unsold at the termination of the offering by the selling stockholders.

This Post-Effective Amendment No. 2 amends the Registration Statement on Form S-1, file number 333-112707 (the “Registration Statement”), originally filed by TenFold Corporation (“TenFold”) with the Securities and Exchange Commission on February 11, 2004, as amended by Post-Effective Amendment No. 1, filed by TenFold with the Commission on February 28, 2005. The Registration Statement registered 5,000,000 shares of TenFold’s common stock for resale from time to time by the selling stockholders listed therein. The offer of shares pursuant to the Registration Statement has terminated.

Pursuant to the undertaking in Item 17 of the Registration Statement, TenFold hereby removes from registration, by means of this Post-Effective Amendment No. 2, the registered shares that were unsold at the termination of the offering pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in South Jordan, Utah, on March 31, 2006.

TENFOLD CORPORATION

By:	/s/ Robert P. Hughes
Robert P. Hughes
Chief Financial Officer and Chief of Staff

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: March 31, 2006	/s/ Robert W. Felton
Robert W. Felton, Chairman of the Board of Directors, President, Chief Executive Officer, and Director (Principal Executive Officer)

Dated: March 31, 2006	/s/ Robert P. Hughes
Robert P. Hughes Chief Financial Officer and Chief of Staff (Principal Financial and Accounting Officer)

Dated: March 31, 2006	/s/ Jeffrey L. Walker
Jeffrey L. Walker, Executive Vice President, and Chief Technology Officer

Dated: March 31, 2006	/s/ Richard H. Bennett
Richard H. Bennett
Director

Dated: March 31, 2006	/s/ Stephen H. Coltrin
Stephen H. Coltrin
Director

Dated: March 31, 2006	/s/ Ralph W. Hardy, Jr.
Ralph W. Hardy, Jr.
Director

Dated: March 31, 2006	/s/ Nancy M. Harvey
Nancy M. Harvey
Director

Dated: March 31, 2006	/s/ Robert E. Parsons Jr.
Robert E. Parsons Jr.
Director